Exhibit 10.01

AMENDMENT NUMBER THREE TO CREDIT AGREEMENT

This AMENDMENT NUMBER THREE TO CREDIT AGREEMENT (this “Amendment”) is entered into as of March 13, 2006 by the lenders identified on the signature pages hereof (the “Lenders”), WELLS FARGO FOOTHILL, INC., a California corporation (“Agent”; and together with the Lenders, the “Lender Group”), as the arranger and administrative agent for the Lenders, HAWAIIAN HOLDINGS, INC., a Delaware corporation (“Parent”), and HAWAIIAN AIRLINES, INC., a Delaware corporation (“Borrower”), with reference to the following:

WHEREAS, Borrower, Parent and the Lender Group are parties to that certain Credit Agreement, dated as of June 2, 2005 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, Borrower has requested that the Lender Group make certain amendments to the Credit Agreement to provide for, among other things, additional loans to be made thereunder and for certain of the Lenders to become party thereto; and

WHEREAS, subject to the terms and conditions set forth herein, the Lender Group is willing to make the amendments requested by Borrower.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.               Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement, as amended hereby.

2.               Amendment to Loan Documents.

(a)                                  Schedule 1.1 of the Credit Agreement is hereby amended by adding the following definitions therein in alphabetical order or amending and restating the following definitions in their entirety, as the case may be:

“Additional Term Loan” has the meaning specified therefore in Section 2.2.

“Bernard” means Bernard National Loan Investors, Ltd., a Cayman Islands company.”

“Designated Aircraft and Engines” means the Aircraft and Engines listed on Exhibit B to the Third Amendment.

“Existing Term Loan” has the meaning specified therefore in Section 2.2.

“Fifth Aircraft and Engine” means the Boeing 767-332 Aircraft and the General Electric Model CF6-80A2 Engine that Borrower disclosed to Agent prior to the Closing Date that Borrower would be purchasing.

“Permitted Ansett Sale-Leaseback Transaction” means the sale and leaseback by Borrower of one or more of the Designated Aircraft and Engines or the Fifth Aircraft and Engine (but, in each case, not any Spare Parts related thereto) to Ansett Worldwide Aviation Services, Inc. so long as (i) no Event of Default has occurred and is continuing or would result therefrom, (ii) Borrower has delivered to each Agent copies of the sale and leaseback agreements, together with all exhibits and schedules thereto, and all other agreements or documents to be executed in connection with such agreements, certified as being true, correct, and complete by an officer of Borrower, and, in each case, the same shall be in form and substance satisfactory to Agent, (iii) the sale and leaseback has been consummated in accordance with the terms of such agreements, (iv) the purchase price of the Designated Aircraft and Engines or the Fifth Aircraft and Engine, as applicable, is not less than the fair market value (as determined by an appraisal conducted by an independent aircraft appraiser that is internationally recognized and has experience and expertise in appraising large commercial jet passenger Aircraft and that is otherwise satisfactory to Borrower and Agent) and is paid in cash, and (v) the Net Cash Proceeds of such sale shall be applied in accordance with Section 2.4(c)(iv).”

“Required Lenders” means, at any time, Lenders (subject to Section 2.3(c)(iii)) whose aggregate Pro Rata Shares (calculated under clause (d) of the definition of Pro Rata Shares) equals or exceeds 66.7%; provided that (a) so long as WFF and its Affiliates hold not less than 30% of the aggregate amount of (i) the total Revolver Commitment (or if the Revolver Commitment has been terminated or reduced to zero, the aggregate unpaid principal amount of the Advances and the aggregate undrawn amount of all outstanding Letters of Credit) plus (ii) the total Term Loan Commitment (or from and after the making of the Term Loan the principal amount of the Term Loan), “Required Lenders” shall include WFF, and (b) so long as Bernard Zwirn and each of their respective Affiliates and Related Funds hold not less than 30% of the aggregate amount of (i) the total Revolver Commitment (or if the Revolver Commitment has been terminated or reduced to zero, the aggregate unpaid principal amount of the Advances and the aggregate undrawn amount of all outstanding Letters of Credit) plus (ii) the Total Term Loan Commitment (or, from and after the making of the Term Loan, the principal amount of Term Loan), “Required Lenders shall include Zwirn and Bernard.

“Second Lien Additional Term Loan” means the “Additional Term Loan” as defined in the Second Lien Credit Agreement.

“Securities Account Control Agreement” means that certain Securities Account Control Agreement – Account Restricted Right Away, dated as of the date hereof, by and among Borrower, Agent, Second Lien Agent and the Securities Intermediary (as the same may be amended, restated, supplemented or otherwise modified from time to time).

“Securities Intermediary” means Wells Fargo Brokerage Services, LLC.

“Term Loan Amount” means $62,500,000.”

“Third Amendment” means that certain Amendment Number Three to Credit Agreement, dated as of March 13, 2006, among the Parent, the Parent’s Subsidiaries identified on the signature pages thereof, the Lenders, and the Agent.”

“Third Amendment Cash Collateral Account” means that certain deposit account number 12888285 maintained with Wells Fargo Brokerage Services, LLC in the name of Borrower.

“Third Amendment Effective Date” means the date that each of the conditions precedent set forth in the Third Amendment have been satisfied.”

“Zwirn” means D.B. Zwirn Special Opportunities Fund, L.P., a Delaware limited partnership.”

(b)                                 Section 2.2(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(a)                            (i)                                     Each Lender with a Term Loan Commitment on the Closing Date (severally, not jointly or jointly and severally) made a term loan to Borrower on the Closing Date, in an amount equal to the amount set forth for such Lender on Schedule C-1 (collectively, the “Existing Term Loan”).

(ii)                                  The outstanding principal balance of the Existing Term Loan as of the Third Amendment Effective Date, prior to giving effect to the Third Amendment, is set forth on Schedule C-1. Subject to the terms and conditions of this Agreement, each Lender with a Term Loan Commitment on the Third Amendment Effective Date agrees (severally, not jointly or jointly and severally) to make an additional term loan (collectively, the “Additional Term Loan”; and, collectively, with the Existing Term Loan, the “Term Loan”) to Borrower on the Third Amendment Effective Date, in an amount equal to the amount set forth for such Lender on Schedule C-1. On the Third Amendment Effective Date, an amount equal to $43,750,000 of the Additional Term Loan and an amount equal to $20,850,000 of the Second Lien Additional Term Loan (collectively, the “Third Amendment Cash Collateral”) shall be transferred to the Third Amendment Cash Collateral Account, which shall be subject to the Securities Account Control Agreement. Neither Parent nor Borrower nor any of their respective Subsidiaries shall, nor shall they have any right, to withdraw any cash from the Third Amendment Cash Collateral Account.

(iii)                               The parties hereto hereby agree that within 30 days after the Third Amendment Effective Date (the “First Cash Collateral Events Deadline”), each of the following shall have occurred (the “First Cash Collateral Events”): (A) Agent shall have received searches from the Secretary of State of the jurisdiction of organization of Borrower with respect to the Designated Aircraft and Engines, the results of which shall be satisfactory to Agent; (B)

Agent shall have received searches from the FAA with respect to the Designated Aircraft and Engines, the results of which shall be satisfactory to Agent; (C) Agent shall have received each of the following documents with respect to the Designated Aircraft and Engines, in form and substance satisfactory to Agent, duly executed, and each such document shall be in full force and effect: (I) an Aircraft Security Agreement, and (II) an opinion from FAA counsel, in form and substance satisfactory to Agent, which shall include (x) that the Designated Aircraft and Engines have been registered in the name of Borrower with the FAA in accordance with the Federal Aviation Act Laws, (y) that such Aircraft Security Agreement has been recorded with the FAA in accordance with the Federal Aviation Act Laws and constitutes a first and prior Lien upon the “Collateral” (as such term is defined in the Aircraft Security Agreement) in favor of Agent, and (z) all relevant parties shall have complied with the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment (the “Cape Town Convention”) as are reasonably requested by Agent and Agent shall have received an opinion with respect thereto in form and substance satisfactory to Agent; and (D) Agent shall have received airworthiness certificates, any operating leases, and any and all other material contracts related to the Designated Aircraft and Engines, each of which shall be satisfactory to Agent. If any of the First Cash Collateral Events shall not have occurred by the First Cash Collateral Events Deadline or an Event of Default (that is not immediately waived in writing by both the Agent and the Second Lien Agent) has occurred, then (a) as promptly as practicable and, in any event, within two Business Days after the earlier of (i) the First Cash Collateral Events Deadline or (ii) if an Event of Default (that has not immediately waived in writing by both the Agent and the Second Lien Agent) has occurred, the date that the Required Lenders request the release of such amount from Agent, Agent will, subject to the terms of the Securities Account Control Agreement, direct the Securities Intermediary to release an amount equal to $43,750,000 of the Third Amendment Cash Collateral and upon such release, Agent will as promptly as practicable apply such amount to repay, in part, the principal amount of the Additional Term Loan; and (b) concurrently therewith, Agent will, subject to the terms of the Securities Account Control Agreement, direct the Securities Intermediary to release an amount equal to $10,850,000 of the Third Amendment Cash Collateral and upon such release, Agent will as promptly as practicable cause such amount to be transferred to the Second Lien Agent to repay, in part, the principal amount of the Second Lien Term Loan. Amounts repaid pursuant to this Section 2.2(a)(iii) may not be reborrowed.

(iv)                              The parties hereto hereby agree that within 60 days after the Third Amendment Effective Date (the “Second Cash Collateral Events Deadline”), each of the following shall have occurred (the “Second Cash Collateral Events”):  (A) Agent shall have received evidence satisfactory to Agent that all of the Subordinated Notes shall have been called for redemption and converted to the right to receive payment; and (B) Agent shall have received one or more letters duly executed by the holders of the Subordinated Notes and in full force and effect, in form and substance satisfactory to Agent, respecting the amounts necessary to repay in full all of the obligations of Parent owing to the holders of the Subordinated Notes and confirmation that upon receipt of a certain amount, the holders of the Subordinated Notes will be paid in full. If each of the First Cash Collateral Events shall have occurred by the First Cash Collateral Events Deadline, each of the Second Cash Collateral Events shall have occurred by the Second Cash Collateral Events Deadline, and no Event of Default (that has not been waived in writing by both the Agent and the Second Lien Agent) has occurred, then as promptly as practicable and, in any event, within two Business Days after the date that all of the First Cash Collateral Events shall have occurred, Agent will, subject to the terms of the Securities Account Control Agreement, direct the Securities Intermediary to release amounts necessary to redeem the Subordinated Notes (as such Subordinated Notes are redeemed) in an aggregate amount not to exceed $54,600,000, and upon such release, Agent will as promptly as practicable transfer directly to the holders of the Subordinated Notes (or to the Designated Account, in Agent’s discretion) amounts necessary to redeem the Subordinated Notes (as such Subordinated Notes are redeemed) in an aggregate amount not to exceed $54,600,000. If any of the Second Cash Collateral Events shall not have occurred by the Second Cash Collateral Events Deadline or an Event of Default (that is not immediately waived in writing by both the Agent and the Second Lien Agent) occurs, then (a) as promptly as practicable and, in any event, within two Business Days after the earlier of (i) the Second Cash Collateral Events Deadline, or (ii) if an Event of Default (that has not immediately been waived in writing by both the Agent and the Second Lien Agent) has occurred, the date that the Required Lenders request the release of such amount from Agent, Agent will, subject to the terms of the Securities Account Control Agreement, direct the Securities Intermediary to release an amount equal to $43,750,000 of the Third Amendment Cash Collateral and upon such release, Agent will as promptly as practicable apply such amount to repay, in part, the principal amount of the Additional Term Loan; and (b) concurrently therewith, Agent will, subject to the terms of the Securities Account Control Agreement, direct the Securities Intermediary to release an amount equal to $10,850,000 of the Third Amendment Cash Collateral and upon such release, Agent shall as promptly as practicable cause such amount to be transferred to the Second Lien Agent to repay, in part, the principal amount of the Second Lien Term Loan. Amounts repaid pursuant to this Section 2.2(a)(iv) may not be reborrowed.

(v)                                 The parties hereto hereby agree that promptly as practicable after Borrower shall have entered into a written, binding commitment to purchase the Fifth Aircraft and Engine and in any event within 120 days after the Third Amendment Effective Date (the “Third Cash Collateral Events”) each of the following shall have occurred (the “Third Cash Collateral Events”): (A) Agent shall have received searches from the Secretary of State of the jurisdiction of organization of Borrower with respect to the Fifth Aircraft and Engine, the results of which shall be satisfactory to Agent; (B) Agent shall have received searches from the FAA with respect to the Fifth Aircraft and Engine, the results of which shall be satisfactory to Agent; (C) Agent shall have received each of the following documents with respect to the Fifth Aircraft and Engine, in form and substance satisfactory to Agent, duly executed, and each such document shall be in full force and effect: (I) an Aircraft Security Agreement Supplement reflecting the Fifth Aircraft and Engine, and (II) an opinion from FAA counsel, in form and substance satisfactory to Agent, which shall include (x) that the Fifth Aircraft and Engines have been registered in the name of Borrower with the FAA in accordance with the Federal Aviation Act Laws, (y) that such Aircraft Security Agreement has been recorded with the FAA in accordance with the Federal Aviation Act Laws and constitutes a first and prior Lien upon the “Collateral” (as such term is defined in the Aircraft Security Agreement) in favor of Agent, and (z) all relevant parties have complied with the Protocol to the Cape Town Convention as are reasonably requested by Agent and Agent shall have received an opinion with respect thereto in form and substance satisfactory to Agent; and (D) Agent shall have received airworthiness certificates, any operating leases, and any and all other material contracts related to the Fifth Aircraft and Engines, each of which shall be satisfactory to Agent. If each of the First Cash Collateral Events shall have occurred by the First Cash Collateral Events Deadline, each of the Second Cash Collateral Events shall have occurred by the Second Cash Collateral Events Deadline, each of the Third Cash Collateral Events shall have occurred by the Third Cash Collateral Events Deadline, and no Event of Default shall have occurred, then Agent will, subject to the terms of the Securities Account Control Agreement, as promptly as practicable, direct the Securities Intermediary to promptly transfer an amount equal to $10,000,000 of the Third Amendment Cash Collateral to the Designated Account (or to Agent, who will transfer such amount as promptly as practicable to the Designated Account) to finance the acquisition of the Fifth Aircraft and Engine. If any of the First Cash Collateral Events shall not have occurred by the First Cash Collateral Events Deadline, any of the Second Cash Collateral Events shall not have occurred by the Second Cash Collateral Events Deadline, any of the Third Cash Collateral Events shall not have occurred by the Third Cash Collateral Events Deadline, or an Event of Default (that is not immediately waived in writing by both the Agent and the Second Lien Agent) occurs, or if at any time prior to the Third Cash Collateral Events Deadline, Borrower shall provide notice to Agent and Second Lien Agent that it has determined not to purchase the Fifth Aircraft and Engine or any other aircraft or engines in lieu thereof, then as promptly as practicable and in any event, within two Business Days after the earliest of (x) the deadline date by which any such event shall not have occurred; (y) the date that Agent and Second Lien Agent receive such notice from Borrower, or (z) if an Event of Default (that is not immediately waived in writing by both the Agent and the Second Lien Agent) has occurred, the date that the Second Lien Agent requests the release of such amount from Agent, Agent shall direct the Securities Intermediary to release an amount equal to $10,000,000 of the Third Amendment Cash Collateral and upon such release, Agent shall as promptly as practicable cause such amount to be transferred to the Second Lien Agent to repay, in part, the principal amount of the Second Lien Term Loan. Notwithstanding anything to the contrary set forth above in this Section 2.2(a)(v), so long as $10,000,000 of the Third Amendment Cash Collateral remains in the Third Amendment Cash Collateral Account, if Borrower notifies Agent and Second Lien Agent that it has determined to lease the Fifth Aircraft and Engine and that another comparable aircraft or engine has become available for purchase, then upon approval by the Required Lenders and satisfaction of each of the Third Cash Collateral Events with respect to such aircraft or engine on or prior to such funding date, Agent will, subject to the terms of the Securities Account Control Agreement, as promptly as practicable, direct the Securities Intermediary to transfer an amount equal to $10,000,000 to the Designated Account (or to Agent, who will transfer such amount as promptly as practicable to the Designated Account) to finance the acquisition of such airplane or engine. Amounts repaid pursuant to this Section 2.2(a)(v) may not be reborrowed.

(vi)                              The principal of the Term Loan shall be repaid on the following dates and in the following amounts:

Date	Installment Amount
June 1, 2006	$2,500,000
September 1, 2006	$2,500,000
December 1, 2006	$2,500,000
March 1, 2007	$2,500,000
June 1, 2007	$2,500,000
September 1, 2007	$2,500,000
December 1, 2007	$2,500,000
March 1, 2008	$2,500,000
June 1, 2008	$2,500,000
September 1, 2008	$2,500,000
December 1, 2008	$2,500,000
March 1, 2009	$2,500,000
June 1, 2009	$2,500,000
September 1, 2009	$2,500,000
December 1, 2009	$2,500,000
March 1, 2010	$2,500,000
June 1, 2010	$2,500,000
September 1, 2010	$2,500,000
December 1, 2010	$2,500,000

(c)                                  The following new subsection (iv) is hereby added to Section 2.4(c) of the Credit Agreement:

“(iv)                        Anything in Section 2.4(c)(i) or any other section of this Agreement to the contrary notwithstanding, but subject to the provisions of the Fee Letter, immediately upon the consummation of a Permitted Ansett Sale-Leaseback Transaction, Borrower shall prepay the outstanding principal balance of the Term Loan in accordance with Section 2.4(d) in an amount equal to 100% of the Net Cash Proceeds received by Parent, Borrower, or any of their respective Subsidiaries in connection with such Permitted Ansett Sale-Leaseback Transaction.”

(d)                                 Section 2.4(d) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(d)                           Application of Payments. Each prepayment of the Term Loan pursuant to Sections 2.4(c)(i), 2.4(c)(ii), 2.4(c)(iii), or 2.4(c)(iv) hereof shall be applied against the remaining installments of principal of the Term Loan in the inverse order of their maturity.”

(e)                                  Section 3.3 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“3.3                        Term. This Agreement shall continue in full force and effect for a term ending on December 10, 2010 (the “Maturity Date”). The foregoing notwithstanding, the Lender Group, upon the election of the Required Lenders, shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.”

(f)                                    Section 6.4 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“6.4                        Disposal of Assets. Other than Permitted Dispositions, the Permitted Ansett Sale-Leaseback Transaction, the Permitted Mergers, and Permitted Liens, convey, sell, lease, license, assign, transfer, or otherwise dispose of any of Parent’s, Borrower’s or Borrower’s Subsidiaries assets.”

(g)                                 Section 6.14 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“6.14                     Use of Proceeds. Use the proceeds of the Advances and the Term Loan for any purpose other than (a) on the Closing Date, (i) to fund distributions under the Plan of Reorganization, and (ii) to pay transactional fees, costs, and expenses incurred in connection with the Plan of Reorganization, this Agreement, the other Loan Documents, and the transactions contemplated hereby and thereby, and (b) on or after the Third Amendment Effective Date in accordance with the terms of this Agreement, (i) to repay in full the outstanding principal, accrued interest, and accrued fees and expenses owing to the holders of the Subordinated Notes under the Subordinated Note Purchase Agreement, Subordinated Notes and the other Subordinated Documents, (ii) to refinance and refurbish the Designated Aircraft and Engines, and (iii) to pay transactional fees, costs, and expenses incurred in connection with the foregoing transactions, the Third Amendment and the transactions contemplated thereby, and (c) thereafter, consistent with the terms and conditions hereof, for its working capital and other lawful and permitted purposes.”

(h)                                 Section 6.16(a)(ii) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(ii)                         Excess Availability plus Qualified Cash. Solely with respect to Borrower and its Subsidiaries, Excess Availability plus Qualified Cash at all times of at least an amount equal to: (A) $50,000,000 during the period from and after the execution and delivery of this Agreement up to (but not including) the date that the outstanding principal amount of the Term Loan is less than or equal to $40,000,000 (the “Reduction Date”); and (B) from and including the Reduction Date up to (but not including) the Maturity Date, an amount equal to (x) $50,000,000, minus (y) the aggregate amount of amortized payments and optional prepayments in respect of the Term Loan that have been made since the Reduction Date.

(i)                                     Section 6.16(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows

“(b)                           Fail to maintain or achieve:

(i)                                     First Lien Leverage Ratio. Solely with respect to Borrower and its Subsidiaries, a First Lien Leverage Ratio, measured on a quarter-end basis, of (i) not more than 2.73:1.00 during the period from the Third Amendment Effective Date up to (but excluding) the one year anniversary of the Third Amendment Effective Date, (ii) not more than 2.33:1.00 during the period from the one year anniversary of the Third Amendment Effective Date up to (but excluding) the second year anniversary of the Third Amendment Effective Date, (iii) not more than 1.93:1.00 during the period from the second year anniversary of the Third Amendment Effective Date up to (but excluding) the third year anniversary of the Third Amendment Effective Date, (iv) not more than 1.53:1.00 during the period from the third year anniversary of the Third Amendment Effective up to (but excluding) the fourth year anniversary of the Third Amendment Effective Date, and (v) not more than 1.13:1.00 thereafter; provided, however, that in the event any of the Third Amendment Cash Collateral is used to repay, in whole or in part, the principal amount of the Additional Term Loan or the Second Lien Additional Term Loan pursuant to Section 2.2(a)(iii), (iv), or (v), the First Lien Leverage Ratio thresholds provided in this Section 6.16(b) shall be adjusted as set forth in Schedule 6.16.

(ii)                                  Total Leverage Ratio. Solely with respect to Borrower and its Subsidiaries, a Total Leverage Ratio, measured on a quarter-end basis, of (i) not more than 5.63:1.00 during the period from the Third Amendment Effective Date up to (but excluding) the one year anniversary of the Third Amendment Effective Date, (ii) not more than 5.23:1.00 during the period from the one year anniversary of the Third Amendment Effective Date up to (but excluding) the second year anniversary of the Third Amendment Effective Date, (iii) not more than 4.83:1.00 during the period from the second year anniversary of the Third Amendment Effective Date up to (but excluding) the third year anniversary of the Third Amendment Effective Date, (iv) not more than 4.43:1.00 during the period from the third year anniversary of the Third Amendment Effective up to (but excluding) the fourth year anniversary of the Third Amendment Effective Date, and (v) not more than 4.03:1.00 thereafter; provided, however, that in the event any of the Third Amendment Cash Collateral is used to repay, in whole or in part, the Additional Term Loan or the Second Lien Additional Term Loan pursuant to Section 2.2(a)(iii), (iv), or (v), the Total Leverage Ratio thresholds provided in this Section 6.16(b) shall be adjusted as set forth in Schedule 6.16.

(a)                                  The following new Section 6.17 is hereby added to the Credit Agreement:

“6.17                    Alternative Financing. Solicit or use any alternative source of financing for the purpose of prepaying the Subordinated Notes under the Subordinated Note Purchase Agreement.”

(j)                                     Section 11 of the Credit Agreement is hereby amended by deleting the address set forth therein for Borrower and substituting therefor the following:

“HAWAIIAN AIRLINES, INC.

3575 Koapaka St., Ste. G-350

Honolulu, Hawaii 96819

Attn: Mark B. Dunkerley and Peter R. Ingram

Fax No. 808-835-3690”

(k)                                  Schedule C-1 of the Credit Agreement is hereby amended by deleting such Schedule in its entirety and replacing it with the Schedule C-1 that is attached as Exhibit A hereto.

(l)                                     The new Schedule 6.16 attached hereto as Exhibit C is hereby added to the Credit Agreement and made a part thereof.

3.                                       Conditions Precedent to Amendment. The satisfaction of each of the following shall constitute conditions precedent to the effectiveness of this Amendment and each and every provision hereof (the date of such effectiveness being herein called the “Third Amendment Effective Date”):

(a)                                  Agent shall have received this Amendment, duly executed by the parties hereto, and the same shall be in full force and effect.

(b)                                 The Borrower shall have paid in full all fees, expenses and disbursements incurred by Agent in connection with this Amendment, including, without limitation, the reasonable fees, expenses and disbursements of Agent’s counsel.

(c)                                  Agent shall have received (i) that certain Amendment Number One to Credit Agreement, dated as of the date hereof, among Parent, Borrower, Second Lien Agent and the Second Lien Lenders, duly executed by the parties thereto, in full force and effect, which shall reflect a maturity date that is at least 91 days after the Maturity Date, (ii) those certain warrants, dated as of the date hereof, issued by Parent in favor of the Second Lien Lenders, duly executed by Parent, in full force and effect, and (iii) all other documents related thereto, in the case of each of (i), (ii), and (iii), in form and substance reasonably satisfactory to Agent.

(d)                                 Agent shall have received evidence satisfactory to Agent that the Second Lien Lenders have funded (i) not less than $20,850,000 into the Third Amendment Cash Collateral Account, and (ii) not less than $26,175,000 to Borrower.

(e)                                  Agent shall have received an amendment to the Fee Letter, dated as of the date hereof, between Borrower and Agent, duly executed by the parties thereto, in full force and effect, and in form and substance reasonably satisfactory to Agent.

(f)                                    Agent shall have received (i) an Assignment Agreement, dated as of the date hereof, between WFF and Canpartners Investments IV, LLC, and (ii) an Assignment Agreement, dated as of the date hereof, between D.B. Zwirn Special Opportunities Fund, L.P. and Canpartners Investments IV, LLC, each duly executed by the parties thereto, in full force and effect, and in form and substance reasonably satisfactory to Agent.

(g)                                 Agent shall have received a flow of funds agreement, dated as of the date hereof, among Agent, the Lenders, the Second Lien Agent, the Second Lien Lenders, Parent, and the Borrower, in full force and effect, and in form and substance reasonably satisfactory to Agent.

(h)                                 Agent shall have received the Securities Account Control Agreement with respect to the Third Amendment Cash Collateral Account, in full force and effect, and in form and substance reasonably satisfactory to Agent.

(i)                                     The representations and warranties herein and in the Credit Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date).

(j)                                     No Default or Event of Default shall have occurred and be continuing on the date hereof, nor shall result from the consummation of the transactions contemplated herein.

(k)                                  No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any Governmental Authority against Borrower, any Guarantor, Agent, or any Lender.

4.               Release. Borrower hereby waives, releases, remises and forever discharges each member of the Lender Group, each of their respective Affiliates, and each of their respective officers, directors, employees, and agents (collectively, the “Releasees”), from any and all claims, demands, obligations, liabilities, causes of action, damages, losses, costs and expenses of any kind or character, known or unknown, past or present, liquidated or unliquidated, suspected or unsuspected, which Borrower ever had, now has or might hereafter have against any such Releasee which relates, directly or indirectly, to the Credit Agreement or any other Loan Document, or to any acts or omissions of any such Releasee with respect to the Credit Agreement or any other Loan Document, or to the lender-borrower relationship evidenced by the Loan Documents. As to each and every claim released hereunder, Borrower hereby represents that it has received the advice of legal counsel with regard to the releases contained herein, and having been so advised, Borrower specifically waives the benefit of the provisions of Section 1542 of the Civil Code of California which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH A CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM, MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

As to each and every claim released hereunder, Borrower also waives the benefit of each other similar provision of applicable federal or state law, if any, pertaining to general releases after having been advised by its legal counsel with respect thereto.

5.               Representations and Warranties. Borrower represents and warrants to the Lender Group that (a) the execution, delivery, and performance of this Amendment and of the Credit Agreement, as amended hereby, (i) are within its powers, (ii) have been duly authorized by all necessary action, and (iii) are not in contravention of any law, rule, or regulation applicable to it, or any order, judgment, decree, writ, injunction, or award of any arbitrator, court, or Governmental Authority, or of the terms of its Governing Documents, or of any contract or undertaking to which it is a party or by which any of its properties may be bound or affected; (b) this Amendment and the Credit Agreement, as amended hereby, are legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms; and (c) no Default or Event of Default has occurred and is continuing on the date hereof or as of the date upon which the conditions precedent set forth herein are satisfied.

6.               Choice of Law. The validity of this Amendment, its construction, interpretation and enforcement, the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the laws of the State of New York.

7.               Counterpart Execution. This Amendment may be executed in any number of counterparts, all of which when taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of this Amendment by telefacsimile or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile or electronic mail also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

8.               Effect on Loan Documents.

(a)                                  The Credit Agreement, as amended hereby, and each of the other Loan Documents shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed in all respects. The execution, delivery, and performance of this Amendment shall not operate, except as expressly set forth herein, as a modification or waiver of any right, power, or remedy of Agent or any Lender under the Credit Agreement or any other Loan Document. The waivers, consents, and modifications herein are limited to the specifics hereof, shall not apply with respect to any facts or occurrences other than those on which the same are based, shall not excuse future non-compliance with the Loan Documents, and shall not operate as a consent to any further or other matter under the Loan Documents.

(b)                                 Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified and amended hereby.

(c)                                  To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement as modified or amended hereby.

(d)                                 This Amendment is a Loan Document.

(e)                                  As of the Third Amendment Effective Date, each lender identified on the signature pages hereof shall be a party to the Credit Agreement and, to the extent of its interest as set forth on Exhibit A, shall have the rights and obligations of a Lender thereunder and under the other Loan Documents.

9.               Entire Agreement. This Amendment embodies the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all prior or contemporaneous agreements or understandings with respect to the subject matter hereof, whether express or implied, oral or written.

[signature page follows]

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

HAWAIIAN HOLDINGS, INC., a Delaware corporation

By:
Name:
Title:

HAWAIIAN AIRLINES, INC., a Delaware corporation

By:
Name:
Title:

WELLS FARGO FOOTHILL, INC., a California corporation, as Agent and as a Lender

By:
Name:
Title:

D.B. ZWIRN SPECIAL OPPORTUNITIES
FUND, L.P., a Delaware limited partnership

By:	D.B. Zwirn Partners, LLC,
its general partner

By:	Zwirn Holdings, LLC,
its managing member

By:
Name:
Title:

BERNARD NATIONAL LOAN INVESTORS,
LTD.,
a Cayman Islands company

By:	Bernard Capital Funding, LLC
its Investment Advisor

By:
Name:
Title:

CANPARTNERS INVESTMENTS IV, LLC,
a California limited liability company

By:
Name:
Title:

EXHIBIT A

Schedule C-1

Commitments - Closing Date

Lender	Revolver Commitment on the Closing Date	Term Loan Commitment on the Closing Date*	Total Commitment on the Closing Date
Wells Fargo Foothill, Inc.	$12,500,000	$12,500,000	$25,000,000
D.B. Zwirn Special Opportunities Fund, L.P.	$12,500,000	$0	$12,500,000
Bernard National Loan Investors, Ltd.	$0	$12,500,000	$12,500,000

All Lenders	$25,000,000	$25,000,000	$50,000,000

*The Term Loan Commitments on the Closing Date terminated on the Closing Date.

Commitments – Third Amendment Effective Date

Lender	Revolver Commitment on and after the Third Amendment Effective Date	Outstanding Principal Balance of Term Loan on the Third Amendment Effective Date	Term Loan Commitment on the Third Amendment Effective Date*	Total Outstanding Principal Balance of Term Loan and Term Loan Commitment on the Third Amendment Effective Date
Wells Fargo Foothill, Inc.	$10,000,000	$9,375,000	$15,625,000	$25,000,000
D.B. Zwirn Special Opportunities Fund, L.P.	$10,000,000	$0	$0	$0
Bernard National Loan Investors, Ltd.	$0	$9,375,000	$15,625,000	$25,000,000
Canpartners Investments IV, LLC	$5,000,000	$0	$12,500,000	$12,500,000

All Lenders	$25,000,000	$18,750,000	$43,750,000	$62,500,000

*The Term Loan Commitments on the Third Amendment Effective Date terminated on the Third Amendment Effective Date.

EXHIBIT B

Aircraft and Engines

Aircraft

Aircraft	Aircraft Registration Number	Aircraft Serial Number
Boeing 767-332	N116DL	23275

Boeing 767-332	N117DL	23276

Boeing 767-332	N118DL	23277

Boeing 767-332	N119DL	23278

Engines

Engine	Engine Serial Numbers	Corresponding Aircraft
General Electric Model CF6-80A2	580314	N116DL
	580315

General Electric Model CF6-80A2	580328	N117DL
	580293

General Electric Model CF6-80A2	580317	N118DL
	580318

General Electric Model CF6-80A2	580319	N119DL
	580320

EXHIBIT C

(see attached)